UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oaktree Strategic Income II, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Oaktree Strategic Income II, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Supplement to Proxy Statement for the 2019 Annual Meeting of Stockholders

To Be Held Virtually on September 5, 2019

This proxy statement supplement, dated August 26, 2019 (this “Supplement”), supplements the definitive proxy statement (the “2019 Proxy Statement”) of Oaktree Strategic Income II, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2019 and relating to the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on September 5, 2019, at 11:00 a.m. Pacific Time, at the following website: www.virtualshareholdermeeting.com/osi22019, following adjournment on August 6, 2019, as announced at such meeting.

Changes to Management

On August 20, 2019, Edgar Lee, the Chairman of the Board of Directors (the “Board”) of the Company and the Company’s Chief Executive Officer and Chief Investment Officer, informed the Company that he had determined to resign from the Company’s Board and as its Chief Executive Officer and Chief Investment Officer, in each case effective September 30, 2019, for personal reasons.

On August 22, 2019, the Board appointed Armen Panossian, 42, as the Company’s Chief Executive Officer and Chief Investment Officer, and elected Mr. Panossian as a Class III Director and the Board’s Chairman, all effective September 30, 2019.

Mr. Panossian is a managing director and Head of Liquid Credit of Oaktree Capital Management, L.P. (“Oaktree”), the Company’s investment adviser, as well as portfolio manager for Oaktree’s U.S. Senior Loan strategy. He also oversees the firm’s Structured Credit, U.S., European and Global High Yield Bond, European Senior Loan, and U.S., Non-U.S. and High Income Convertibles strategies. In January 2014, Mr. Panossian joined the U.S. Senior Loan team to assume co-portfolio management responsibilities and lead the development of Oaktree’s CLO business. Mr. Panossian joined Oaktree in 2007 as a senior member of its Distressed Debt investment team.

On August 22, 2019, the Board appointed Mathew M. Pendo as the Company’s President, effective immediately. Mr. Pendo will continue in his role as the Company’s Chief Operating Officer.

These developments do not change the Board’s recommendations, or the Company’s view, on any of the proposals contained in the 2019 Proxy Statement. The Board continues to unanimously recommend a vote “FOR” each of the proposals in the 2019 Proxy Statement.

Additional Information

A stockholder who has submitted a proxy for the Annual Meeting may revoke or change it any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Oaktree Strategic Income II, Inc., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary; (ii) submitting a later-dated proxy that the Company receives before the conclusion of voting at the Annual Meeting; or (iii) participating in the virtual Annual Meeting and voting online. Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the 2019 Proxy Statement.

Except as described in this Supplement, the information disclosed in the 2019 Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the 2019 Proxy Statement, the information in this Supplement applies. The 2019 Proxy Statement, together with this Supplement, have been filed with the SEC and are also available at www.proxyvote.com. Please have the control number found on your proxy card ready when you visit this website.